UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

AmerInst Insurance Group, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	000-28249	98-0207447
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

c/o Davies Captive Management Limited
25 Church Street, Continental Building
P.O. Box HM 1601, Hamilton, Bermuda HMGX
(Address of Principal Executive Office) (Zip Code)

(441) 295-2185
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

AMERINST INSURANCE GROUP, LTD.

FORM 8-K
CURRENT REPORT

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 31, 2023, Protexure Insurance Agency, Inc. (“PIA”), a Delaware corporation wholly owned by AmerInst Mezco, Ltd., a Bermuda entity wholly owned by AmerInst Insurance Group, Ltd., and Protexure Risk Purchasing Group, Inc. (“RPG,” and, together with PIA, “Protexure”), an Illinois not-for-profit corporation, completed the previously announced sale of substantially all of Protexure’s assets (other than cash and certain excluded assets) to MAC 43, LLC, an Ohio limited liability company (the “Purchaser”), pursuant to that certain Asset Purchase Agreement, dated as of June 15, 2023, by and among PIA, RPG, and Purchaser (as amended, the “APA”), in exchange for a purchase price of $1,500,000, paid in cash (the “Asset Sale”).

The foregoing description of the Asset Sale does not purport to be complete and is qualified in its entirety by reference to (a) the full text of the APA, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2023 (the full text of which is incorporated herein by reference), and (b) the full text of the Amendment #1 to Asset Purchase Agreement, dated as of September 19, 2023, by and among PIA, RPG, and Purchaser, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2023 (the full text of which is incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERINST INSURANCE GROUP, LTD.

By:	/s/ Thomas B. Lillie
Thomas B. Lillie Chairman of the Board

Date: November 2, 2023